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                                                                     EXHIBIT 5.1




                          Water Pik Technologies, Inc.
                          23 Corporate Plaza, Suite 246
                             Newport Beach, CA 92660

                                   May 3, 2001




Ladies and Gentlemen:


        I am the Vice President, General Counsel and Secretary of Water Pik Technologies, Inc., a Delaware corporation (the "Company") and the holder of stock and options to purchase stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Company's outstanding Common Stock. I am delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 600,000 additional shares of the Common Stock, $0.01 par value per share (the "Shares"), to be issued from time to time under the Water Pik Technologies, Inc. Employee Stock Purchase Plan, as amended. This opinion is delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

        In rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances.

        Based upon the foregoing examinations of law and fact as I have deemed necessary, and in reliance thereon, and subject to compliance with the applicable state securities laws, I am of the opinion that the Shares have been duly authorized, and when offered, sold, issued and paid for pursuant to the terms of the Company's Employee Stock Purchase Plan, will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.



                                             Very truly yours,


                                             /s/ RICHARD D. TIPTON
                                             -----------------------------------
                                             Richard D. Tipton
                                             Vice President, General Counsel
                                             and Secretary